Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
Registration Statement (Forms S-8 No. 333-118395, No. 333-108454, No. 333-99731, and No. 333-88323) pertaining to the 1999 Stock Plan of Pier 1 Imports, Inc.,
Registration Statement (Forms S-8 No. 333-105768, No. 333-34100 and No. 33-61475) pertaining to the Stock Purchase Plan of Pier 1 Imports, Inc.,
Registration Statement (Form S-8 No. 333-13491) pertaining to the 1989 Employee Stock Option Plan of Pier 1 Imports, Inc.,
Registration Statement (Form S-8 No. 33-32166) pertaining to the 1989 Non-employee Director Stock Plan of Pier 1 Imports, Inc., and
Registration Statement (Form S-3 No. 333-61155) of Pier 1 Imports, Inc.;
of our reports dated April 25, 2006, with respect to the consolidated financial statements of Pier 1 Imports, Inc., Pier 1 Imports, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Pier 1 Imports, Inc., included in the Annual Report (Form 10-K) for the year ended February 25, 2006.
/s/ Ernst & Young
Fort Worth, Texas
April 25, 2006